Exhibit 99.1

Beachbody (BODi) Reports Fourth Quarter and FY 2024 Financial Results

Revenues in-line with the high-end of Guidance

Gross Margin of 70.5%-up 830 bps over prior year

Net Loss of $35 million includes Goodwill Impairment

Achieves Fifth Consecutive Quarter of Positive Adjusted EBITDA

El Segundo, Calif. (March 27, 2025) – The Beachbody Company, Inc. (NYSE: BODi) (“BODi” or the “Company”), a leading fitness and nutrition company, today announced financial results for its fourth quarter ended December 31, 2024.

"2024 was a pivotal year at BODi, as we continued to build upon our strategy to transform the Company. Our turnaround plan successfully streamlined our digital platform, lowering our breakeven point and enhancing our liquidity position,” said Carl Daikeler, BODi’s Co-Founder and Chief Executive Officer. "We generated higher margin revenue streams and achieved positive operating cash flows while successfully rearchitecting the company from a Multi-Level Marketing network to a single level affiliate model. As we move into 2025, we have laid the foundation to execute the next phase of our turnaround which will maximize our market opportunities, and continue to generate positive operating cash flow through our multi-channel strategy and new innovative products.”

Fourth Quarter 2024 Results

•
Total revenue was $86.4 million compared to $119.0 million in the prior year period and was at the high end of the guidance range.
o
Digital revenue was $50.4 million compared to $64.0 million in the prior year period and digital subscriptions totaled 1.07 million in the fourth quarter.
o
Nutrition and Other revenue was $34.8 million compared to $51.8 million in the prior year period and nutritional subscriptions totaled 0.09 million in the fourth quarter.
o
Connected Fitness revenue was $1.2 million compared to $3.2 million in the prior year period and approximately 2,700 bikes were delivered in the fourth quarter.
•
Total operating expenses were $93.8 million, which included a $20.0 million impairment of goodwill, compared to $134.3 million in the prior year period, which included a $43.1 million impairment of goodwill and intangible assets.
•
Operating loss decreased by $27.5 million to $32.9 million compared to an operating loss of $60.4 million in the prior year period.
•
Net loss was $34.6 million, which included a $20.0 million impairment of goodwill, compared to a net loss of $65.0 million in the prior year period, which included a $43.1 million impairment of goodwill and intangible assets.
•
Adjusted EBITDA1 was $8.7 million compared to $2.8 million in the prior year period.

Full Year 2024 Results

•
Total revenue was $418.8 million compared to $527.1 million in the prior year.
o
Digital revenue was $224.3 million compared to $258.4 million in the prior year.
o
Nutrition and Other revenue was $187.8 million compared to $249.5 million in the prior year.
o
Connected Fitness revenue was $6.6 million compared to $19.2 million in the prior year and approximately 9,000 bikes were delivered in 2024.
•
Total operating expenses were $353.6 million, which included a $20.0 million impairment of goodwill, compared to $464.1 million in the prior year, which included a $43.1 million impairment of goodwill and intangible assets.
•
Operating loss decreased by $74.8 million to $66.2 million compared to an operating loss of $141.0 million in the prior year.
•
Net loss was $71.6 million, which included a $20.0 million impairment of goodwill, compared to a net loss of $152.6 million in the prior year, which included a $43.1 million impairment of goodwill and intangible assets.

Exhibit 99.1

•
Adjusted EBITDA1 was $28.3 million compared to a loss of $8.7 million in the prior year.
•
Cash provided by operating activities for the year ended December 31, 2024 was $2.6 million compared to cash used in operating activities of $22.5 million in the prior year, and cash provided by investing activities was $1.1 million compared to cash used in investing activities of $10.8 million in the prior year. Free cash flow1 was $(2.0) million compared to $(29.1) million in the prior year.

1Definitions of (1) Adjusted EBITDA, (2) free cash flow and (3) net cash position, and reconciliations to the comparable GAAP metrics, are at the end of this release.

Exhibit 99.1

Key Operational and Business Metrics

	As of or for the Three Months Ended December 31,			As of or for the Year Ended December 31,
	2024	2023	Change v 2023	2024	2023	Change v 2023

Digital Subscriptions (in millions)	1.07	1.31	(18.1%)	1.07	1.31	(18.1%)
Nutritional Subscriptions (in millions)	0.09	0.16	(44.1%)	0.09	0.16	(44.1%)
Total Subscriptions (in millions)	1.16	1.47	(21.0%)	1.16	1.47	(21.0%)

Average Digital Retention	97.8%	96.9%	90bps	96.8%	96.0%	80bps
Total Streams (in millions)	18.2	20.4	(10.5%)	87.4	98.2	(11.1%)
DAU/MAU	30.7%	30.3%	40bps	31.7%	31.3%	40 bps

Connected Fitness Units Delivered (in thousands)	2.7	4.1	(35.7%)	9.0	20.9	(56.9%)

Digital	$50.4	$64.0	(21.4%)	$224.3	$258.4	(13.2%)
Nutrition & Other	$34.8	$51.8	(32.8%)	$187.8	$249.5	(24.7%)
Connected Fitness	$1.2	$3.2	(61.9%)	$6.6	$19.2	(65.5%)
Revenue (in millions)	$86.4	$119.0	(27.4%)	$418.8	$527.1	(20.5%)
Net Loss (in millions)	$(34.6)	$(65.0)	46.8%	$(71.6)	$(152.6)	53.1%
Adjusted EBITDA (in millions)	$8.7	$2.8	NM	$28.3	$(8.7)	NM

NM: Not Meaningful

Outlook for The First Quarter of 2025

	Outlook For Quarter Ending March 31, 2025
(in millions)	Low	High
Revenue	$60	$70

Net Loss	$(11)	$(7)

Adjustments:
Depreciation and Amortization	$3	$3
Amortization of Content Assets	$3	$3
Interest Expense	$1	$1
Equity-Based Compensation	$2	$2
Total Adjustments	$9	$9

Adjusted EBITDA	$(2)	$2

Exhibit 99.1

Conference Call and Webcast Information

BODi will host a conference call at 5:00pm ET on Thursday, March 27, 2025, to discuss its financial results and matters other than past results, such as guidance. To participate in the live call, please dial (833) 470-1428 (U.S. & Canada) and provide the conference identification number: 112560. The conference call will also be available to interested parties through a live webcast at https://investors.thebeachbodycompany.com/.

A replay of the call will be available until April 3, 2025, by dialing (866) 813-9403 (U.S. & Canada). The replay passcode is 284281.

After the conference call, a webcast replay will remain available on the investor relations section of the Company’s website for one year.

About BODi and The Beachbody Company, Inc.

Originally known as Beachbody, BODi has been innovating structured step-by-step home fitness and nutrition programs for 25 years such as P90X, Insanity, and 21-Day Fix, plus the first premium superfood nutrition supplement, Shakeology. Since its inception in 1999 BODi has helped over 30 million customers pursue extraordinary life-changing results. The BODi community represents millions of people helping each other stay accountable to goals of healthy weight loss, improved strength and energy, and resilient mental and physical well-being. For more information, please visit TheBeachBodyCompany.com.

Safe Harbor Statement

This press release of The Beachbody Company, Inc. (“we,” “us,” “our,” and similar terms) contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are statements other than statements of historical facts and statements in future tense. These statements include but are not limited to, statements regarding our future performance and our market opportunity, including expected financial results for the second quarter and full year, our business strategy, our plans, and our objectives and future operations.

Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date hereof, and are subject to risks and uncertainties. Accordingly, actual results could differ materially due to a variety of factors, including: our ability to effectively compete in the fitness and nutrition industries; our ability to successfully acquire and integrate new operations; our reliance on a few key products; market conditions and global and economic factors beyond our control; intense competition and competitive pressures from other companies worldwide in the industries in which we operate; and litigation and the ability to adequately protect our intellectual property rights. You can identify these statements by the use of terminology such as "believe", “plans”, "expect", "will", "should," "could", "estimate", "anticipate" or similar forward-looking terms. You should not rely on these forward-looking statements as they involve risks and uncertainties that may cause actual results to vary materially from the forward-looking statements. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, we refer you to the "Risk Factors" section of our Securities and Exchange Commission (SEC) filings, including those risks and uncertainties included in the Form 10-K filed with the SEC on March 11, 2024 and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are available on the Investor Relations page of our website at https://investors.thebeachbodycompany.com and on the SEC website at www.sec.gov.

All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this press release or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on forward-looking statements.

Exhibit 99.1

The Beachbody Company, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	As of December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents (restricted cash of $0.1 million at December 31, 2024 and 2023, respectively)	$20,187	$33,409
Restricted short-term investments	4,250	4,250
Inventory	16,303	24,976
Prepaid expenses	9,034	10,715
Other current assets	28,911	45,923
Total current assets	78,685	119,273
Property and equipment, net	12,749	45,055
Content assets, net	12,179	21,359
Goodwill	65,166	85,166
Right-of-use assets, net	3,063	3,063
Other assets	2,714	2,923
Total assets	$174,556	$276,839
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,534	$10,659
Accrued expenses	24,982	42,147
Deferred revenue	77,273	97,169
Current portion of lease liabilities	1,338	1,835
Current portion of Term Loan	9,500	8,068
Other current liabilities	5,011	5,325
Total current liabilities	127,638	165,203
Term Loan	9,668	21,491
Long-term lease liabilities, net	1,973	1,425
Deferred tax liabilities, net	1	10
Other liabilities	7,106	5,950
Total liabilities	146,386	194,079
Stockholders’ equity:
Preferred stock, $0.0001 par value; 100,000,000 shares authorized, none issued and outstanding as of December 31, 2024 and 2023	—	—
Common stock, $0.0001 par value, 1,900,000,000 shares authorized (1,600,000,000 Class A, 200,000,000 Class X and 100,000,000 Class C);
Class A: 4,218,828 and 3,978,356 shares issued and outstanding at December 31, 2024 and 2023, respectively;	1	1
Class X: 2,729,003 shares issued and outstanding at December 31, 2024 and 2023, respectively;	1	1
Class C: no shares issued and outstanding at December 31, 2024 and 2023	—	—
Additional paid-in capital	671,735	654,657
Accumulated deficit	(643,518)	(571,876)
Accumulated other comprehensive loss	(49)	(23)
Total stockholders’ equity	28,170	82,760
Total liabilities and stockholders’ equity	$174,556	$276,839

Exhibit 99.1

The Beachbody Company, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three months ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue:
Digital	$50,356	$64,044	$224,335	$258,370
Nutrition and other	34,806	51,781	187,835	249,510
Connected fitness	1,212	3,185	6,626	19,229
Total revenue	86,374	119,010	418,796	527,109
Cost of revenue:
Digital	7,095	17,210	41,884	64,942
Nutrition and other	16,614	24,230	78,172	109,170
Connected fitness	1,790	3,598	11,396	29,910
Total cost of revenue	25,499	45,038	131,452	204,022
Gross profit	60,875	73,972	287,344	323,087
Operating expenses:
Selling and marketing	38,984	59,952	200,145	282,147
Enterprise technology and development	22,109	17,782	76,370	74,407
General and administrative	11,559	13,570	49,190	57,932
Restructuring	1,116	(53)	7,847	6,497
Impairment of goodwill	20,000	40,000	20,000	40,000
Impairment of intangible assets	—	3,092	—	3,092
Total operating expenses	93,768	134,343	353,552	464,075
Operating loss	(32,893)	(60,371)	(66,208)	(140,988)
Other income (expense)
Loss on partial debt extinguishment	(451)	—	(2,379)	(3,168)
Impairment of other investment	—	(4,000)	—	(4,000)
Change in fair value of warrant liabilities	(189)	1,175	1,144	2,679
Interest expense	(1,709)	(2,101)	(6,882)	(8,874)
Other income, net	679	196	2,922	1,747
Loss before income taxes	(34,563)	(65,101)	(71,403)	(152,604)
Income tax benefit (provision)	5	62	(239)	(37)
Net loss	$(34,558)	$(65,039)	$(71,642)	$(152,641)

Net loss per common share, basic and diluted	$(5.04)	$(10.31)	$(10.51)	$(24.47)
Weighted-average common shares outstanding, basic and diluted	6,857	6,307	6,818	6,239

Exhibit 99.1

The Beachbody Company, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(71,642)	$(152,641)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Impairment of goodwill	20,000	40,000
Impairment of intangible assets	—	3,092
Impairment of other investments	—	4,000
Depreciation and amortization expense	31,439	39,573
Amortization of content assets	15,667	23,755
Provision for inventory	4,204	10,561
Realized losses on hedging derivative financial instruments	64	222
Change in fair value of warrant liabilities	(1,144)	(2,679)
Equity-based compensation	17,069	23,891
Deferred income taxes	5	(191)
Amortization of debt issuance costs	2,490	1,899
Paid-in-kind interest expense	808	1,310
Loss on partial debt extinguishment	2,379	3,168
Change in lease assets	—	1,967
Gain on sale of property and equipment	(784)	—
Changes in operating assets and liabilities:
Inventory	4,376	17,508
Content assets	(6,487)	(10,226)
Prepaid expenses	1,681	2,340
Other assets	17,237	(4,438)
Accounts payable	(906)	(7,103)
Accrued expenses	(16,570)	(20,293)
Deferred revenue	(16,693)	2,163
Other liabilities	(631)	(415)
Net cash provided by (used in) operating activities	2,562	(22,537)
Cash flows from investing activities:
Purchase of property and equipment	(4,542)	(6,576)
Investment in restricted short-term investments	—	(4,250)
Proceeds from sale of property and equipment	5,600	—
Net cash provided by (used in) investing activities	1,058	(10,826)
Cash flows from financing activities:
Debt repayments	(15,877)	(17,000)
Proceeds from issuance of common shares in the Employee Stock Purchase Plan	272	553
Tax withholdings payments for vesting of restricted stock	(263)	(2,178)
Proceeds from issuance of Equity Offering, net of issuance costs	—	4,908
Net cash used in financing activities	(15,868)	(13,717)
Effect of exchange rates on cash, cash equivalents and restricted cash	(974)	398
Net decrease in cash, cash equivalents and restricted cash	(13,222)	(46,682)
Cash, cash equivalents and restricted cash, beginning of year	33,409	80,091
Cash, cash equivalents and restricted cash, end of year	$20,187	$33,409

Exhibit 99.1

The Beachbody Company, Inc.

Non GAAP Information

We use Adjusted EBITDA, which is a non-GAAP performance measure, to supplement our results presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). We believe Adjusted EBITDA is useful in evaluating our operating performance, as it is similar to measures reported by our public competitors and is regularly used by security analysts, institutional investors, and other interested parties in analyzing operating performance and prospects. Adjusted EBITDA is not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

We define and calculate Adjusted EBITDA as net income (loss) adjusted for impairment of goodwill and intangible assets, depreciation and amortization, amortization of capitalized cloud computing implementation costs, amortization of content assets, interest expense, income tax provision, equity-based compensation, restructuring costs and other items that are not normal, recurring, operating expenses necessary to operate the Company’s business as described in the reconciliation below.

We include this non-GAAP financial measure because it is used by management to evaluate BODi’s core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments. Adjusted EBITDA excludes certain expenses that are required in accordance with GAAP because they are non-cash (for example, in the case of depreciation and amortization, impairment of goodwill and intangible assets and equity-based compensation) or are not related to our underlying business performance (for example, in the case of restructuring costs, interest income and expense).

The table below presents our Adjusted EBITDA reconciled to our net loss, the closest GAAP measure, for the periods indicated:

	Three months ended December 31,		Year ended December 31,
(in thousands)	2024	2023	2024	2023

Net loss	$(34,558)	$(65,039)	$(71,642)	$(152,641)
Adjusted for:
Impairment of goodwill	20,000	40,000	20,000	40,000
Impairment of intangible assets	—	3,092	—	3,092
Impairment of other investment	—	4,000	—	4,000
Loss on partial debt extinguishment (1)	451	—	2,379	3,168
Depreciation and amortization (2)	12,683	8,178	31,439	39,573
Amortization of capitalized cloud computing implementation costs	38	57	150	179
Amortization of content assets	3,142	7,268	15,667	23,755
Interest expense	1,709	2,101	6,882	8,874
Income tax provision (benefit)	(5)	(62)	239	37
Equity-based compensation (3)	4,374	4,739	17,069	23,891
Employee incentives, expected to be settled in equity (4)	—	—	—	(5,466)
Pivot restructuring (5)	1,116	—	7,647	—
Restructuring and platform consolidation costs (6)	—	(53)	1,644	7,169
Change in fair value of warrant liabilities	189	(1,175)	(1,144)	(2,679)
Gain on sale of property and equipment	—	—	(784)	—
Non-operating (7)	(440)	(309)	(1,229)	(1,649)
Adjusted EBITDA	$8,699	$2,797	$28,317	$(8,697)

1 Represents the loss related to the $1.0 million, $5.5 million, $4.0 million and $3.2 million partial debt prepayments that the Company made on January 9, 2024, February 29, 2024, April 5, 2024 and October 18, 2024, respectively, and the $15.0 million partial debt prepayment that the Company made on July 24, 2023.

2 Includes accelerated depreciation expense of $8.2 million and $11.1 million for the three months and year ended December 31, 2024, respectively, related to certain long-lived assets that due to the Company's announcement on September 30, 2024 that it was transitioning its network business from a Multi-Level marketing ("MLM") model to a single level affiliate model (the "Pivot") will not be used by the Company after December 31, 2024.

Exhibit 99.1

3 Includes benefits due to the modification of stock awards of approximately zero and $0.8 million for the three months and year ended December 31, 2024, respectively, and approximately zero and $1.0 million for the three months and year ended December 31, 2023, respectively.

4 The non-cash charge for employee incentives which were expected to be settled in equity was recorded and included in the Adjusted EBITDA calculation during the year ended December 31, 2022. During the year ended December 31, 2023, we reclassified the non-cash charge from employee incentives expected to be settled in equity to equity-based compensation because we settled certain employee incentives with RSU awards during the period.

5 Includes (a) restructuring expense and personnel costs associated with the Pivot of $1.1 million and $6.2 million during the three months and year ended December 31, 2024, respectively, and (b) adjustments recorded to connected fitness inventory of $1.2 million due to the decision to cease the sale of connected fitness inventory beginning in early 2025 and adjustments recorded to nutrition and other inventory of $0.2 million due to the Pivot, in the year ended December 31, 2024.

6 Includes restructuring expense and personnel costs associated with key initiatives of $1.6 million during the year ended December 31, 2024 and restructuring expense and personnel costs of $(0.1) million and $7.2 million associated with executing our key growth priorities during the three months and year ended December 31, 2023, respectively. The cost primarily relates to termination benefits related to headcount reductions.

7 Primarily includes interest income.

The Beachbody Company, Inc.

Net Cash Position and Free Cash Flow

Net Cash Position

We use net cash position, which is a non-GAAP liquidity measure, to supplement our liquidity as presented in accordance with GAAP. We believe that net cash position is useful in viewing our liquidity, as it is similar to measures reported by our public competitors and is regularly used by security analysts, institutional investors, and other interested parties in analyzing liquidity. Net cash position is not intended to be a substitute for GAAP financial measures and, as calculated may not be comparable to other similarly titled measures of liquidity for other companies in other industries or within the same industry.

The table below presents our net cash position, which is our cash and cash equivalents less the debt on our balance sheet for the periods indicated:

	As of December 31,
(in thousands)	2024	2023

Cash and cash equivalents	$20,187	$33,409
Less:
Current portion of Term Loan	9,500	8,068
Term Loan	9,668	21,491
Net cash position	$1,019	$3,850

Free Cash Flow

We use free cash flow, which is a non-GAAP liquidity measure, to supplement our cash provided by (used in) operating activities as presented in accordance with GAAP. We believe that free cash flow is useful in evaluating our liquidity, as it is similar to measures reported by our public competitors and is regularly used by security analysts, institutional investors, and other interested parties in analyzing liquidity. Free cash flow is not intended to be a substitute for GAAP financial measures and, as calculated may not be comparable to other similarly titled measures of liquidity for other companies in other industries or within the same industry.

The table below presents our free cash flow, which is our net cash provided by (used in) operating activities less cash used for the purchase of property and equipment for the periods indicated:

Exhibit 99.1

	Year Ended December 31,
(in thousands)	2024	2023

Net cash provided by (used in) operating activities	$2,562	$(22,537)
Less:
Cash used in the purchase of property and equipment	4,542	6,576
Free cash flow	$(1,980)	$(29,113)

Pivot Restructuring

On September 30, 2024, the Company announced the Pivot which transitioned the Company’s MLM model to a single level affiliate model and reduced the employee headcount by approximately 170 employees (33% of the Company’s workforce on that date) in the fourth quarter of 2024. The actions associated with the Pivot resulted in approximately $9.3 million and $18.5 million of costs recorded in the three months and year ended December 31, 2024, respectively.

The following table details the costs incurred and benefits realized associated with the Pivot in the three months and year ended December 31, 2024:

Pivot Restructuring	Three Months Ended December 31,	Year Ended December 31,
(in thousands)	2024	2024

Accelerated depreciation on long-lived assets (1)	$8,189	$11,125
Termination and retention benefits (2)	1,116	6,203
Incremental inventory adjustments (3)	—	1,444
Modification of stock awards (4)	—	(308)
Total Restructuring Costs	$9,305	$18,464

(1) Due to the Pivot, certain long-lived assets with a net book value of approximately $12.8 million will not be used by the Company after December 31, 2024. The Company performed an impairment review for its long-lived assets, including the long-lived assets that will not be used after December 31, 2024. The Company performed a test of recoverability and concluded that the carrying value of its long-lived assets, which are all in one asset group, were recoverable. The Company decreased the average remaining useful lives for the long-lived assets that were impacted by the Pivot from 25 months prior to the Pivot to 3 months after the Pivot. This resulted in accelerated depreciation expense of $8.2 million and $11.1 million that was recorded in the Company's unaudited condensed consolidated statement of operations in the three months and year ended December 31, 2024, respectively.

(2) Termination and retention benefits which are included in restructuring expense in the Company's unaudited condensed consolidated statement of operations of approximately $1.1 million and $6.2 million were recorded in the three months and year ended December 31, 2024, respectively.

(3) Consists of (a) inventory adjustments recorded associated with the decision by management to no longer sell connected fitness inventory beginning in early 2025, which were recorded in cost of revenue-connected fitness ($1.2 million) and (b) inventory adjustments for nutrition and other inventory impacted by the Pivot which were recorded in cost of revenue-nutrition and other ($0.2 million) in the unaudited condensed consolidated statement of operations in the year ended December 31, 2024.

(4) Modification of stock awards for employees who were impacted by the Pivot which includes accelerating the vesting of any options or RSU's that would have vested within six months of the employees termination date, and all vested options will be available for exercise for a total of six months after the employees termination date (that is, three month in addition to the standard three months per original agreement), which resulted in a decrease to equity based compensation expense of $0.3 million in the Company's unaudited condensed consolidated statement of operations for the year ended December 31, 2024.

Investor Relations

IR@BODi.com